CUSIP No. 51476W107	13G	Page 1 1 of 12

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

June 1, 2018
Date

Advent International Corporation
By: Eileen Sivolella, Authorized Signatory

/s/ Eileen Sivolella
Signature

Sunley House Capital Management LLC
By: Advent International Corporation, Manager
By: Eileen Sivolella, Authorized Signatory

/s/ Eileen Sivolella
Signature

Sunley House Capital GP LLC
By: Advent International Corporation, Manager
By: Eileen Sivolella, Authorized Signatory

/s/ Eileen Sivolella
Signature

Sunley House Capital Master Fund Limited Partnership
By: Sunley House Capital GP LLC, General Partner
By: Advent International Corporation, Manager
By: Eileen Sivolella, Authorized Signatory

/s/ Eileen Sivolella
Signature